UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

           Pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                            reported): March 3, 2003

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                    61-1325129
    (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)              Identification Number)

         5611 Fern Valley Road                             40228
         Louisville, Kentucky                           (Zip Code)
 (Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)

Item 5. Other Events.


Filed as an exhibit hereto is a News Release, dated March 3, 2003, filed by ThermoView Industries, Inc.


Item 7. Financial Statements and Exhibits.

(c) Exhibits: Exhibit No. Description

99.1     News Release of ThermoView Industries, Inc. dated March 3, 2003.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      ThermoView Industries, Inc.


Date:  March 3, 2003                  By:      /s/ Charles L. Smith
                                      ------------------------------------------
                                               Charles L. Smith
                                               Chief Executive Officer
                                               (principal executive officer)

Exhibit 99.1 to Form 8-K


NEWS RELEASE
FOR IMMEDIATE RELEASE

    ThermoView Industries reports fourth quarter and 2002 financial results

o    Company  exceeds $1 million cost savings goal for 2002

o    EBITDA is positive for 8th straight quarter

o    Modest revenue decline for 4th quarter and 2002

     LOUISVILLE, Ky. (March 3, 2003) - ThermoView Industries, Inc. (AMEX: THV), one of the nation's largest full-service home improvement remodeling companies, today reported financial results for the fourth quarter and the 2002 calendar year.

     ThermoView, headquartered in Louisville, sells and installs replacement windows, doors and other home improvements to residential consumers in 17 states.

     President and CEO Charles L. Smith said the company continued to make progress in 2002 in many important areas, including reducing overhead, maximizing purchasing efficiencies, paying down long-term debt, streamlining corporate operations, developing new products, launching unified branding for its subsidiaries and expanding its sales territory.

     "Our goal is to transform ThermoView into an integrated company whose strengths come from a consolidated, unified, national operation," said Smith. "That focus was prevalent in almost everything we did during 2002. ThermoView is a stronger, leaner company because of this focus, and we will continue to work hard to achieve our long-term goals of becoming the largest full-service home improvement company in the U.S."

Calendar year 2002 results

     Smith said the company benefited from more efficient operations, offsetting some of the effects of a 4 percent reduction in 2002 revenues.

     Efficiency measures and the elimination of goodwill amortization helped boost 2002 operating income to $3.0 million, a more than three-fold increase over 2001 operating income of $841,000 (excluding a one-time, $7.2 million unusual gain for debt forgiveness.) Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $4.2 million in 2002, compared with $4.8 million in 2001.

     The company exceeded its 2002 goal of reducing overhead costs by $1 million, Smith said.

     The net loss attributable to common stockholders in 2002 was $30.2 million, or $3.33 per basic share, reflecting a $30 million non-cash charge to comply with an accounting rule requiring the write-off of impaired goodwill. In 2001, net income attributable to common stockholders was $5.1 million (61 cents per basic share) with the debt forgiveness gain included.

     There were 9.1 million basic average weighted shares outstanding in 2002, and 8.3 million in 2001.

     Revenues declined from $90.3 million in 2001 to $86.4 million in 2002, as sales increases in many ThermoView markets were offset by two underperforming operations elsewhere.

Fourth quarter 2002 vs. year-ago

     For the fourth quarter of 2002, the company reported net income attributable to common stockholders of $77,435, or 1 cent per share. In the year-earlier fourth quarter, the company reported a net loss attributable to common stockholders of $154,219, or 2 cents per share.

     Revenues for the fourth quarter of 2002 were $19.8 million, compared with $22.1 million in the year-ago period. Lower sales in certain regions more than offset sales gains elsewhere, including the opening of a sales office in Phoenix, Arizona, which expanded ThermoView's market presence to 17 states.

     EBITDA for the fourth quarter of 2002 was $1.2 million, marking the 8th straight quarter of positive EBITDA. EBITDA was $1.7 million during the fourth quarter of 2001.

     Selling, general and administrative expenses were 10 percent lower in the fourth quarter of 2002, as compared with the same quarter in 2001 due to lower sales volumes. Depreciation and amortization expense fell from $1.2 million to $220,000, primarily due to favorable effects from the new goodwill accounting rule.

     The 2002 fourth quarter financials include ThermoView's 40 percent interest in a joint venture manufacturing operation with Royal Group Technologies. ThermoView's equity in the earnings was $93,000 for the quarter. The joint venture began reporting financial results in 2002.

2003 outlook

     Smith said ThermoView's priorities for 2003 include:

o Refinancing long-term debt and renegotiating the terms of its preferred stock. For the preferred, covenants call for cash dividends to be paid on the stock and mandatory redemptions of at least 20 percent beginning in 2004.

o Implementing a "best practices" model that will serve as a template for operations - from guiding day-to-day practices to expanding into new locations.

o    Focusing on building  ThermoView into a single,  national brand called THV:
     America's Home Improvement Company, eventually replacing the five current regional brands in order to maximize future marketing efforts.

o Expanding operations into two additional states, part of a drive to focus on boosting top-line sales. o Introducing high-strength Compozit(R) windows to THV customers and standardizing product lines throughout the company.

o Introducing an online financing source to provide payment alternatives for THV customers.

o Continuing to find ways to operate the company more efficiently, through lower overhead or more efficient purchasing and operating practices.


     "The steps we've taken to transform ThermoView are only the beginning," said Smith. "We will continue to be relentless in our drive to remake this company into a powerful, national competitor that offers its customers high-quality replacement windows and some of the best warranties in the business. Serving our customers well while making a reasonable return are keys to the company's future growth, and I think we're on the right track to reach our goal to become the largest, full-service home improvement remodeling company in the U.S.," he said.

     Separately, ThermoView filed a Form 8-K today disclosing a reversal by a Jefferson County (Ky.) Circuit Court judge of a prior summary judgment awarded to ThermoView regarding a claim by Nelson E. Clemmens, a former president and director of ThermoView. The company said it plans to appeal the decision. The company has reflected the obligation on its balance sheet and believes that the adverse ruling will not materially impact the company's current financial condition. However, a final determination of this matter that is adverse to ThermoView could have a material adverse effect on the cash flow of the company.

About ThermoView Industries, Inc.

     ThermoView is a national company that designs, manufactures, markets and installs high-quality replacement windows and doors as part of a full-service array of home improvements for residential homeowners. ThermoView's common stock is listed on the American Stock Exchange under the ticker symbol "THV." Additional information on ThermoView Industries is available at http://www.thermoviewinc.com.

     Statements in this news release that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expect," "intends," "believes," "plans," "anticipates" and "likely" also identify forward-looking statements. All forward-looking statements are based on current facts and analyses. Actual results may differ materially from those currently anticipated due to a number of factors including, but not limited to our history of operating losses, anticipated future losses, competition, future capital needs, the need for market acceptance, dependence upon third parties, disruption of vital infrastructure, general economic downturn and intellectual property rights. All forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

CONTACTS:

Terry McWilliams (terrym@mozaicir.com), President, Mozaic Investor Relations, Inc. (www.mozaicir.com), 502-326-0478 or 888-340-9822; or James J. TerBeest, Chief Financial Officer, ThermoView Industries, Inc., (www.thermoviewinc.com), 502-968-2020. ----------------------


FINANCIAL RESULTS FOLLOW

                           ThermoView Industries, Inc.
                      Consolidated Statements of Operations

                                    Quarter Ended                Year Ended
                              12/31/2001   12/31/2002    12/31/2001   12/31/2002


Revenues .................  $22,132,755  $19,762,054  $90,327,342   $86,359,078

Cost of revenues earned .... 10,823,792    9,997,885   44,516,705    43,328,652

Gross profit ............... 11,308,963    9,764,169   45,810,637    43,030,426

Selling, general and
  administrative expenses ..  9,605,481    8,659,721   40,989,044    38,953,057
Unusual charges (credits) ..         --           --   (7,150,109)           --
Depreciation expense .......    322,156      217,461    1,175,641       986,476
Amortization expense .......    703,860        2,782    2,805,145        73,630

Income from operations .....    677,466      884,205    7,990,916     3,017,263

Equity in earnings of joint
  venture ..................         --       92,791           --       141,355
Interest expense ...........   (729,981)    (603,971)  (3,035,060)   (2,604,841)
Interest income ............     20,318        8,000       66,412        59,174

Income (loss) before income
 taxes .....................    (32,197)     381,025    5,022,268       612,951

Income tax expense (benefit)    (73,600)      57,289           --       (45,000)

Net income before cumulative
 effect of an accounting
 change ....................     41,403      323,736    5,022,268       657,951
Cumulative effect of an
  accounting change-charge
  for goodwill impairment...         --           --           --   (30,000,000)
Net income (loss) ..........     41,403      323,736    5,022,268   (29,342,049)

Less non-cash preferred stock
  dividends ................   (195,622)    (246,301)    (346,680)     (880,914)

Plus benefit of Series D
  Redemption ...............         --           --      397,350            --

Net income (loss) attributable
to common stockholders .....   $(154,219) $   77,435  $ 5,072,938  $(30,222,963)

Basic income (loss) per common share:
  Before effect of
   accounting change .......$     (0.02)  $     0.01  $      0.61  $      (0.02)
  Cumulative effect of
    accounting change ......         --           --           --         (3.31)
 Net income (loss)
  attributable to common
  stockholders..............$     (0.02) $      0.01  $      0.61  $      (3.33)

Diluted income (loss) per common share
  Before effect of
    accounting change ......$     (0.02) $      0.01  $      0.52  $      (0.02)
  Cumulative effect of
    accounting change ......         --           --           --         (3.31)
 Net income (loss)
  attributable to common
  stockholders..............$     (0.02) $      0.01  $      0.52  $      (3.33)


Weighted average shares
  outstanding-basic ........   8,419,222    9,190,059    8,328,523     9,069,092

Weighted average shares
  outstanding-diluted ......   8,419,222   10,006,121    9,732,026     9,069,092

* Note: Certain reclassifications have been made to the Dec. 31, 2001, financial statements to conform with Dec. 31, 2002, classifications. The reclassifications have no effect on previously reported net income attributable to common stockholders.


A reconciliation of Income from Operations to EBITDA follows:


                                    Quarter Ended                Year Ended
                              12/31/2001   12/31/2002    12/31/2001   12/31/2002

Income from operations           677,466      884,205     7,990,916    3,017,263

Plus:
  Equity in earnings of joint
    venture                            -       92,791             -      141,355
  Depreciation expense           322,156      217,461     1,175,641      986,476
  Amortization expense           703,860        2,782     2,805,145       73,630

Less:
  Unusual credit                       -            -    (7,105,109)           -

EBITDA                         1,703,482    1,197,239     4,821,593    4,218,724